AMENDMENT TO LOAN AGREEMENT AND NOTE

This amendment (the "Amendment”), dated as of the date specified below, is by and between the borrower (the "Borrower”) and the bank (the "Bank”) identified below.

RECITALS

A. The Borrower and the Bank have executed a Loan Agreement (the "Agreement”) dated DECEMBER 2, 2004 and the Borrower has executed a Note (the "Note”), dated DECEMBER 2, 2004, either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the "Loan Documents"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the stated amount of $ 750,000.00  , as may be amended from time to time.

B. The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

TERMS OF AGREEMENT

In consideration of the mutual covenants contained herein, and for other goad and valuable consideration, the Borrower and the Bank agree as follows:

☒ Change in Maturity Date. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with “ NOVEMBER 30, 2009 “.

☒ Change in Maximum Loan Amount. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with "$1,500,000.00  “, which evidences an additional $500,000.00 available to be advanced subject to the terms and conditions of the Agreement and Note.

❑ Temporary Increase in Maximum Loan Amount. If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from $                             to $                           effective                                              through_________________________ annually.
On                                                              through____________ annually, the maximum principal amount that may be borrowed thereunder shall revert to $                           and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

❑ Change in Multiple Advance Termination Date. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with "_________________________”.

❑ Change in Payment Schedule. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

☒ Change in Interest Rate.    If checked here, effective on the date of this Amendment, interest payable under the Note is amended as follows:

The unpaid principal balance will bear interest at an annual rate described in the interest Rate Rider attached to this Amendment.

❑ Change in Late Payment Fee. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of             % of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

❑                                                                                                                                             Change in Closing Fee. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $ ___________________  (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder.

❑ Change in Paid-In-Full Period. If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least ___________ consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.

Default Interest Rate. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

Preconditions to Effectiveness. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

Transferable Record. The agreement and note, as amended, is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of the agreement and note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the agreement and note, as amended, that is an authoritative copy as defined in such law. The holder of the agreement and note, as amended, may store the authoritative copy of such agreement and note, as amended, in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

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Dated as of November 13, 2008

Borrower name (Organization)

Itex Corporation a Nevada Corporation

By:	/s/ Steven White
Name and Title: Steven M. White, Chairman of the Board

Agreed to:
U.S. BANK N.A.

By:	/s/ Timothy J. Flynn

Name and Title: Timothy J. Flynn, Vice President

INTEREST RATE RIDER

This Rider is made part of the Amendment to Loan Agreement and Note               (the "Amendment”) dated NOVEMBER 13, 2008                by the undersigned Borrower (the “Borrower”) in favor of U.S. Bank N.A. (the "Bank”), as of the date identified below. The following interest rate description is hereby added to the Amendment:

Interest on each advance hereunder shall accrue at an annual rate equal to 2.000% plus the one-month LIBOR rate quoted by Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking
Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent. The term
‘New York Banking Day’ means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

Dated as of November 13, 2008

Borrower name (Organization)

Itex Corporation
a Nevada Corporation

By:	/s/ Steven White
Name and Title: Steven M. White, Chairman of the Board

ADDENDUM TO REVOLVING CREDIT AGREEMENT AND NOTE

This Addendum is made part of the Revolving Credit Agreement and Note (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

Amendments to Financial Information and Reporting Requirements. Financial information and reporting requirements set forth in the Agreement are modified, added, deleted or restated as more specifically set forth below. Financial information and reporting requirements which are not modified, restated or deleted below shall remain in full force and effect. Financial terms used in the Amendment which are not specifically defined in the Agreement shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower or Guarantor who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year.

Modification of Borrower Financial Information and Reporting. All Borrower financial information and reporting requirements, whether set forth below or in the Agreement, will be provided by Borrower, in form and content acceptable to Bank, pertaining to Borrower.

Additional or Modified Financial Information and Reporting Requirements. The following financial information and reporting requirements are hereby added or restated:

Annual Financial Statements. Not later than 90 days after the end of each fiscal year, annual financial statements, audited by a certified public accounting firm acceptable to Bank.

Deletion of Financial Information and Reporting Requirements. The following financial information and reporting requirements are hereby deleted from the Agreement, as previously amended: Borrowing Base, Borrowing Base Certificate and Agings of Accounts Receivable.

Dated as of November 13,2008

Borrower name (Organization)

Itex Corporation
a Nevada Corporation

By:	/s/ Steven White
Name and Title: Steven M. White, Chairman of the Board

Agreed to:
U.S. BANK N.A.

By:	/s/ Timothy J. Flynn

Name and Title: Timothy J. Flynn, Vice President